Exhibit T3A-10

JIM EDGAR

Secretary of State

State of Illinois

ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	CHICAGO PAPERBOARD CORPORATION
(Shall contain the word “corporation”, “company”, “incorporated”.
“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	C T CORPORATION SYSTEM
		First Name*	Middle Name	Last Name

	Registered Office	c/o C T CORPORATION SYSTEM, 208 S. La Salle Street
		Number	Street	Suite *(A P.O Box shone is not acceptable)

		Chicago	60604	Cook
		City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are: If not sufficient space to cover this point, add one or more sheets of this size.
The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:
	Class	*Par Value per share	Number of shares authorized
	Common	$1.00	500,000

	Paragraph 2. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
	If not sufficient space to cover this point, add one more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:
	Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
	Common	$1.00	1,000	$ 1,000
$
$
$
			TOTAL	$

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL
The number of directors constituting the initial board of directors of the corporation is One and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:
	Name	Residential Address
	William S. Schillhahn	4719 North Forest
Hixson, TN 37343

ARTICLE SEVEN	OPTIONAL

(a)    It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $

(b)    It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $

(c)    It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $

(d)    It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be: $

ARTICLE EIGHT	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights: denying cumulative voting: regulating internal affairs; voting majority requirements: fixing a duration other than perpetual: etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated         July 23                    , 19  84

	Signatures and Names		Post Office Address

1.	/s/ George Robinson	1.	2 Peachtree Street, NW

	Signature		Street
	George F. Robinson		Atlanta, Georgia 30383

	Name (please print)		Town	State	Zip
2.		2.

	Signature			Street

	Name (please print)			State	Zip
3.		3.

	Signature			Street

	Name (please print)		City/Town	State	Zip

(Signatures must be in ink on original document, Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.